UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2011 (August 26, 2011)

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of China Information Technology, Inc. (the “Company”), filed on August 31, 2009, which described the general terms of a Share Purchase Agreement (the “Purchase Agreement”) entered into by and among China Information Technology Holdings Limited, HPC Electronics (China) Company Limited (formerly Topwell Treasure Ltd.) (“HPC”), Rita Leung Kwai Fong (the “Seller”) and the Company for the purchase of Topwell Treasure Ltd. and its wholly-owned Chinese subsidiary, Huipu Electronices (Shenzhen) Co., Ltd. On August 26, 2011, the parties entered into an amendment to the Purchase Agreement (the “Amendment”), pursuant to which the Company waives the requirement for HPC to attain certain audited consolidated after tax net income thresholds for fiscal years 2011 and 2012 and will issue 688,707 shares of the Company’s common stock to the Seller or her designee(s) within 10 days of the execution of the Amendment, in consideration of termination of employment of the Seller and certain other members of HPC’s management with immediate effect and a release of all claims the Seller and the related members of HPC’s management have or may have against the Company. The parties agree that the termination of the relationship will put the Company in a better position to execute its management strategies related to HPC.

The foregoing description is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference, and a copy of the First Amendment to the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description
10.1	First Amendment to the Share Purchase Agreement, dated August 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION TECHNOLOGY, INC.

Dated: August 30, 2011

By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	First Amendment to the Share Purchase Agreement, dated August 26, 2011